Exhibit 32

CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Anna E. Gluskin, Chief Executive Officer and President of Generex Biotechnology Corporation (the "Company"), and Rose C. Perri, Chief Financial Officer of the Company, each hereby certifies that, to the best of her knowledge:

1.           The Company's Annual Report on Form 10-K for the period ended July 31, 2009 to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

DATE: October 14, 2009	By: /s/ Anna E. Gluskin
Anna E. Gluskin, Chief Executive Officer
(Principal Executive Officer)

DATE: October 14, 2009	By: /s/ Rose C. Perri
Rose C. Perri, Chief Financial Officer
(Principal Financial and Accounting Officer)